Exhibit 5.1

TCP International Holdings Ltd. Alte Steinhauserstrasse 1 6330 Cham Switzerland

Lic. David Känzig Attorney at law, M.C.J.	June 9, 2014 1014159 | 000201.DOCX | dfk

Thouvenin Rechtsanwälte & Partner Klausstrasse 33	TCP International Holdings Ltd., Cham, Switzerland
CH-8034 Zurich	Ladies and Gentlemen:

Phone +41 44 421 45 45 Fax +41 44 421 45 00 d.kaenzig@thouvenin.com www.thouvenin.com

We have acted as special Swiss counsel to TCP International Holdings Ltd., a company limited by shares (Aktiengesellschaft) incorporated under the laws of Switzerland and registered in the Commercial Register of the Canton of Zug, Switzerland under number CHE-116.056.923 (the “Company”), in connection with the initial public offering by the Company of a yet undetermined number of registered shares (the “Securities”) of the Company’s common stock, with a yet undetermined par value per share (the “Common Stock”). As such counsel, we have been requested to give our opinion as to certain legal matters under Swiss law.

1       Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. In absence of explicit statutory law, we base our opinion solely on our independent professional judgement. This opinion is also confined to the matters stated herein and is not to be read as extending, by way of implication or otherwise, to any document referred to herein or any other matter.

For the purpose of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to herein or in any Document (as defined below), and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or factual background assumed therein.

Dr. André Thouvenin • Dr. Hansjörg Stutzer • Dr. Daniel Stoll • Lic. David Känzig, M.C.J.* • Dr. Thomas Rihm • Lic. Thomas Loher, LL.M. Lic. Stefan Seiler • Lic. Michael Bösch, LL.M., FCIArb • Lic. Markus Alder, LL.M. • Dr. Patrick Rohn • Lic. Arlette Pfister, LL.M. • Dr. Katia Favre Lic. Michael Hohler • Lic. Nicola Neth

Members of the Swiss Bar Association • Registered with the attorneys’ registry • *also admitted to the Bar in New York

Thouvenin Rechtsanwälte Page 2 of 4	In connection with this opinion, we have only examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively the “Documents”):

(i) a copy of the articles of association (Statuten) of the Company in the form deposited with the Commercial Register of the Canton of Zug, Switzerland on December 30, 2010, certified by the Commercial Register of the Canton of Zug, Switzerland as of June 3, 2014 (the “Articles”);

(ii) an electronic copy of the draft organizational regulations (Organisationsreglement) dated as of June 6, 2014 (the “Organizational Regulations”)

(iii) a copy of a certified excerpt from the Commercial Register of the Canton of Zug, Switzerland for the Company, dated as of June 3, 2014 (the “Excerpt”).

No documents have been reviewed by us in connection with this opinion other than those listed above. Accordingly we shall limit our opinion to the Documents and their legal implication under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English term as they exist under laws of other jurisdictions.

2       Assumptions

In rendering our opinion below, we have assumed the following:

(i) all copies, fax copies or electronic versions of the Documents conform to the respective original documents and the originals of such documents were executed in the manner and by the individuals appearing on the respective copies;

(ii) all signatures appearing on all original documents or copies thereof which we have examined are genuine;

(iii) all factual information contained in, or material statements given in connection with, the Documents are true and accurate;

(iv) the Documents are within the capacity and power of, and have been validly authorized and executed by the parties thereto;

(v) the Excerpt, the Articles, the Organizational Regulations and the other Documents are correct, complete and up-to-date;

Thouvenin Rechtsanwälte Page 3 of 4

(vi) the general meeting of shareholders of the Company has validly resolved by way of public deed to increase the Company’s share capital by issuing such number of Securities in an amount not inferior to the number of total shares subscribed to;

(vii) the Company’s board has validly confirmed the completion of the capital increase by way of public deed and resolved to amend the Company’s Articles accordingly by increasing the Company’s share capital in the amount equal to the par value of the shares validly subscribed to and pursuant to which the Company’s Board confirms (amongst others) to have received (a) duly executed and valid subscription forms for the number of shares subscribed to and (b) confirmation from a Swiss bank pursuant to which the aggregate par value for the Securities subscribed to has been paid to the Company’s blocked capital increase account; and

(viii) the Company’s board has validly filed the capital increase for registration with the Commercial Register of the Canton of Zug, Switzerland with all documents required for such filing;

(ix) the capital increase for the number of the Securities subscribed to has been registered in the Commercial Register of the Canton of Zug, Switzerland for the number of Securities subscribed to; and

(x) the Securities will be registered in the Company’s register of uncertificated securities (Wertrechtebuch) (the “Uncertificated Securities Register”);

3       Opinion

Based on the foregoing and subject to the qualifications set out below, as of the date hereof we are of the opinion that:

The issue of the Securities for such number as registered in the Commercial Register of the Canton of Zug, Switzerland, will have been duly authorized, and such Securities will be validly issued, fully paid and non-assessable.

4       Qualifications

The above opinion is subject to the following qualifications:

(i) The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

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(ii) The exercise of voting rights and rights related thereto with respect to any Securities is only permissible after registration in the Company’s share register as a shareholder with voting rights in accordance with the provisions of the Articles.

(iii) We express no opinion as to any commercial, accounting, tax, calculating, auditing or other non-legal matter.

(iv) We have not investigated or verified the truth or accuracy of the information contained in the Registration Statement, nor have we been responsible for ensuring that no material information has been omitted from it.

(v) We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes that are made or brought to our attention hereafter.

(vi) We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

(vii) This opinion is furnished by us, as special Swiss counsel to the Company, in connection with the filing of the Registration Statement, and except as provided in the immediately preceding paragraph, it may not (in full or in part) be used, copied, circulated or relied upon by any party or for any purpose without our written consent.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland. Exclusive jurisdiction for any and all claims arising out of or in connection with this opinion shall be with ordinary courts in the city of Zürich, Switzerland.

Yours faithfully

Thouvenin Rechtsanwälte

/s/ David Känzig

David Känzig